SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2004

FOUNTAIN POWERBOAT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-14712	56-1774895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Drawer 457 Washington, North Carolina		27889
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (252) 975-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report on Form 8-K, the words “we,” “our” and similar terms refer to the Registrant, Fountain Powerboat Industries, Inc.

Item 2.02. Results of Operations and Financial Condition

On September 9, 2004, we announced our results of operations for the year and quarter ended June 30, 2004. A copy of our press release is attached as Exhibit 99.1 to this Report and is incorporated by reference into this Report.

Item 9.01. Financial Statements and Exhibits.

The following exhibit accompanies this Report:

Exhibit No.	Exhibit Description

99.1	Copy of our press release dated September 9, 2004

Disclosures About Forward Looking Statements

The discussions included in this Report and its exhibits may contain statements that could be considered to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Those statements often are characterized by the use of qualifying words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” or other statements concerning opinions or judgments of our management about future events. Those statements are inherently subject to risks, uncertainties and other factors that may cause our actual results to be materially different from historical results or any results expressed or implied by the statements themselves. Factors that could influence the accuracy of those forward-looking statements include, but are not limited to, customer acceptance of our services, products and prices, the success of our brand development efforts, the volatile and competitive nature of the marine industry and our ability to compete effectively against other manufacturers of products similar to ours, and changes in domestic and international economy, market conditions, and foreign exchange rates. Further information about factors and risks that could affect our business, financial condition and results of operations are included in the reports we file with the Securities and Exchange Commission. Copies of those reports are available through our Internet website at www.fountainpowerboats.com or directly through the Commission’s website at www.sec.gov.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

FOUNTAIN POWERBOAT INDUSTRIES, INC.
(Registrant)

Date: September 10, 2004	By:	/s/ Irving L. Smith
Irving L. Smith
Chief Financial Officer

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